     As filed with the Securities and Exchange Commission on June 21, 1996
                                       Registration No. 333-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                        --------------------------------
                        IDEC PHARMACEUTICALS CORPORATION
               (Exact name of issuer as specified in its charter)

         CALIFORNIA                                    33-0112644
(State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                    11011 TORREYANA ROAD, SAN DIEGO, CA 92121
               (Address of principal executive offices) (Zip Code)

                               -------------------
                             1988 STOCK OPTION PLAN
                            (Full title of the Plan)

                               -------------------
                              WILLIAM H. RASTETTER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IDEC PHARMACEUTICALS CORPORATION
                    11011 TORREYANA ROAD, SAN DIEGO, CA 92121
                     (Name and address of agent for service)
                                 (619) 550-8500
          (Telephone number, including area code, of agent for service)
                           -------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                             Proposed           Proposed
   Title of                                                   Maximum            Maximum
  Securities                               Amount            Offering           Aggregate             Amount of
     to be                                  to be              Price            Offering            Registration
  Registered                            Registered(1)      per Share(2)         Price(2)                 Fee
Options to Purchase
Common Stock                             1,200,000            N/A                 N/A                    N/A

Common Stock                          1,200,000 shares       $22.44             $26,928,000          $9,285.52
================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1988 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of IDEC Pharmaceuticals Corporation Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of IDEC Pharmaceuticals Corporation on June 20, 1996 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                   IDEC Pharmaceuticals Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and

         c. The Registrant's Registration Statement No. 0-19311 on Form 8-A filed with the SEC on May 28, 1991, together with Amendments Number 1 and 2 on Form 8 to the Registrant's Registration Statement No. 0-19311 on Form 8-A filed with the SEC on August 20, 1991 and September 13, 1991, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                   All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

                   Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article IV of the Registrant's Amended and Restated Articles of Incorporation and Section 7 of Article V of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code, except in connection with proceedings initiated by such an agent which were not authorized by the Board of Directors. In addition, the Registrant has entered into Indemnification Agreements with its directors and certain of its officers. The Registrant has also obtained indemnification insurance for officers and directors of the Registrant. Reference is also made to Section 7 of the Placement Agent Agreement contained in Exhibit 1.1 to the Registrant's Registration Statement No. 33-76080 on Form S-1 filed with the SEC on March 4, 1994, together with amendments thereto, indemnifying officers and directors of the Registrant against certain liabilities.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit
     5.               Opinion of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Independent Auditors - KPMG Peat Marwick LLP.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24.               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              1988 Stock Option Plan.

    99.2*             Form of Notice of Grant.
    99.3*             Form of Stock Option Agreement.

    * Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibit
28.2 of Registrant's Registration Statement No. 33-45172 on Form S-8 which was filed with the SEC on January 21, 1992.

Item 9.  Undertakings

                   A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1988 Stock Option Plan.

                   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of June, 1996.

                                  IDEC PHARMACEUTICALS CORPORATION

                                  By        /s/ William H. Rastetter
                                     -------------------------------------------
                                      William H. Rastetter, Ph.D.
                                      Chairman, President and
                                      Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                   That the undersigned officers and directors of IDEC Pharmaceuticals Corporation, a California corporation, do hereby constitute and appoint William H. Rastetter and Phillip M. Schneider, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, and any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                   IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                         Title                                  Date


/s/ William H. Rastetter
- ---------------------------        Chairman, President and            June 20, 1996
William H. Rastetter, Ph.D.        Chief Executive Officer
                                   (Principal Executive Officer)

Signatures                         Title                                     Date


/s/ PHILLIP M. SCHNEIDER
- ----------------------------       Vice President and Chief             June 20, 1996
Phillip M. Schneider               Financial Officer (Principal
                                   Financial and Accounting Officer)

/s/ CHARLES C. EDWARDS
- ----------------------------       Director                             June 20, 1996
Charles C. Edwards, M.D.


/s/ JOHN GROOM
- ----------------------------       Director                             June 20, 1996
John Groom


/s/ KAZUHIRO HASHIMOTO
- ----------------------------       Director                             June 20, 1996
Kazuhiro Hashimoto


/s/ PETER BARTON HUTT
- ----------------------------       Director                             June 20, 1996
Peter Barton Hutt


/s/ FRANKLIN P. JOHNSON, JR.
- ----------------------------       Director                             June 20, 1996
Franklin P. Johnson, Jr.


/s/ JOHN P. MCLAUGHLIN
- ----------------------------       Director                             June 20, 1996
John P. McLaughlin


/s/ LYNN SCHENK
- ----------------------------       Director                             June 20, 1996
Lynn Schenk

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                        IDEC PHARMACEUTICALS CORPORATION

                                  EXHIBIT INDEX

Exhibit Number             Exhibit

     5.                    Opinion of Brobeck, Phleger & Harrison LLP.
    23.1                   Consent of Independent Auditors - KPMG Peat Marwick LLP.
    23.2                   Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.                    Power of Attorney.  Reference is made to page II-4 of this Registration
                           Statement.

    99.1                   1988 Stock Option Plan.
    99.2*                  Form of Notice of Grant.
    99.3*                  Form of Stock Option Agreement.


    * Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibit
28.2 of Registrant's Registration Statement No. 33-45172 on Form S-8 which was filed with the SEC on January 21, 1992.